EXHIBIT 10.24

NET 1 UEPS TECHNOLOGIES, INC.
STOCK OPTION AGREEMENT

     Net 1 UEPS Technologies, Inc. (the “Company”) has granted to the Employee named below, pursuant to the employment agreement entered into between the Company and the Employee effective as of the Date of Grant specified below, an option (the “Option”) to purchase certain shares of common stock, par value $0.001 per share, of the Company (the “Shares”) upon the terms and conditions set forth in this Stock Option Agreement (the “Agreement”). By signing this Agreement, the Employee: (a) acknowledges he/she has read this Agreement, (b) accepts the Option subject to all of the terms and conditions of this Agreement, and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Company upon any questions arising under this Agreement. For purposes of this Agreement, actions and determinations to be made by the Company may be made by the Board of Directors of the Company or by such Company or delegate as may be appointed by the Board of Directors from time to time.

Name of Employee:	DAVID A. SCHWARZBACH
Date of Grant:	January 9, 2006
Number of Option Shares:	200,000 shares
Exercise Price:	US$30.71 per Share
Option Expiration Date:	January 9, 2016

     For clarity, as used in this Agreement, the term “exercise” means to acquire ownership of Shares which are the subject of the Option in accordance with the terms of this Agreement. Except as provided in Section 6 below, the aggregate number of whole Shares for which this Option may be exercised as of any date is determined by multiplying the number of Option Shares listed above by the following percentage, and reducing that result by the number of Shares previously acquired upon exercise of the Option:

Exercise Date	Percentage

Prior to First Anniversary of Grant Date	0%

On or after First Anniversary of Grant Date and prior to
Second Anniversary of Grant Date	20%

On or after Second Anniversary of Grant Date and prior to
Third Anniversary of Grant Date	40%

On or after Third Anniversary of Grant Date and prior to
Fourth Anniversary of Grant Date	60%

On or after Fourth Anniversary of Grant Date and prior to
Fifth Anniversary of Grant Date	80%

On or after Fifth Anniversary of Grant Date	100%

     The Option shall not become exercisable for any additional Option Shares after the date the Employee’s employment or other service with the Company and its affiliates terminates for any reason.

          1.          CONSTRUCTION.

     The captions and titles contained in this Agreement are for convenience only and do not affect the meaning or interpretation of any provision of this Agreement.

          2.          TAX CONSEQUENCES.

     This Option is intended to be a nonstatutory stock option and shall not be treated as an incentive stock option within the meaning of Section 422(b) of the Code. This Option will be subject to the tax laws of the country or jurisdiction in which the Employee is a tax resident or is otherwise subject to taxation.

          3.          EXERCISE OF THE OPTION.

                    3.1          Method of Exercise. The Option shall be exercisable in the discretion of the Employee on or after the first anniversary of the Grant Date and prior to termination of the Option in an amount not to exceed the number of Shares for which the Option is then exercisable less the number of Shares previously acquired upon exercise of the Option. Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company which states the Employee’s election to exercise the Option, the number of whole Shares for which the Option is being exercised and such other representations and agreements as to the Employee’s investment intent with respect to such Shares as may be required pursuant to the provisions of this Agreement or by applicable law. Further, each Exercise Notice must be (a) signed or otherwise authenticated by the Employee in a manner acceptable to the Company, (b) received by the Company or the Company’s authorized representative, in a manner acceptable to the Company, prior to the termination of the Option as set forth in Section 5 of this Agreement, and (c) accompanied by full payment of the aggregate Exercise Price for the number of Shares being purchased. The Option exercise will be effective upon receipt by the Company or the Company’s authorized representative of such electronic or written Exercise Notice and the aggregate Exercise Price.

                    3.2          Payment of Exercise Price.

                              (a)          Forms of Consideration Authorized. Except as otherwise provided below, payment of the aggregate Exercise Price for the number of Shares for which the Option is being exercised may be made (i) in cash (US dollars) or cash equivalent acceptable to the Company (including offset against US dollars, if any, owed by the Company to the Employee as of the date of exercise), (ii) if permitted by the Company, by tender to the Company, or attestation to the ownership, of whole Shares owned by the Employee, including Shares deliverable upon exercise of the Option, (iii) by means of a Cashless Exercise, as defined in Section 3.3(c) of this Agreement, (iv) by any other means acceptable to the Company, or (v) by any combination of the foregoing as may be permitted by the Company, in its sole discretion.

Shares tendered in payment of the Exercise Price will be valued at their Fair Market Value as of the date that the exercise occurs.

                              (b)          Limitations on Forms of Consideration.

                                        (i)          Tender of Stock. Notwithstanding the foregoing, the Option may not be exercised by tender to the Company, or attestation to the ownership, of Shares to the extent such tender or attestation would violate any law, regulation or agreement restricting the redemption of the Company’s stock.

                                        (ii)          Cashless Exercise. A “Cashless Exercise” means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the Shares acquired upon the exercise of the Option pursuant to a program or procedure approved by the Company. The Company reserves the sole and absolute right to establish, decline, suspend or terminate any such program or procedure, including with respect to the Employee notwithstanding that such program or procedures may be available to others.

                    3.3           Tax and/or Social Insurance Withholding. At the time any withholding is required by applicable law, or at any time thereafter as requested by the Company, the Employee hereby authorizes withholding from payroll and any other amounts payable to the Employee, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax and social insurance withholding obligations of the Company or its affiliate, if any, which arise in connection with the Option. The Company shall have no obligation to deliver Shares until the tax and social insurance withholding obligations of the Company or its affiliate have been satisfied by the Employee. The Company may, in its sole discretion, permit the Employee to satisfy, in whole or in part, any tax and social insurance withholding obligation which may arise in connection with the Option either by electing to have the Company withhold from the Shares to be issued upon exercise that number of Shares, or by electing to deliver to the Company already-owned Shares, in either case having a Fair Market Value (as defined below) equal to the amount necessary to satisfy the statutory minimum withholding amount due. For purposes of this Agreement, (i) if the Shares are registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and listed for trading on a national exchange or market, “Fair Market Value” means, as applicable, (a) either the closing price or the average of the high and low sale price on the relevant date, as determined in the Company’s discretion, quoted on the New York Stock Exchange, the American Stock Exchange, or the Nasdaq National Market; (b) the last sale price on the relevant date quoted on the Nasdaq SmallCap Market; (c) the average of the high bid and low asked prices on the relevant date quoted on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Inc. or a comparable service as determined in the Company’s discretion; or (d) if the Shares are not quoted by any of the above, the average of the closing bid and asked prices on the relevant date furnished by a professional market maker for the Shares, or by such other source, selected by the Company; provided, however, that if no public trading of the Shares occurs on the relevant date but the Shares are so listed, then Fair Market Value shall be determined as of the next preceding date on which trading of the Shares does occur; and (ii) if the Shares on the relevant date are not listed for trading on a national exchange or market, then Fair Market Value shall be the value established by the Company in good faith.

                    3.4          Certificate Registration. The stock certificates evidencing the Shares shall be registered on the Company’s books in the name of the Employee as of the date of exercise. Physical possession or custody of such stock certificates shall be retained by the Company until such time as the shares are transferable without restriction and, thereafter, the Company shall either issue and deliver to the Employee one or more certificates in the name of the Employee for that number of Shares purchased by the Employee or provide for uncertificated, book entry issuance of those Shares.

                    3.5          Restrictions on Grant of the Option and Issuance of Shares. The grant of the Option and the issuance of Shares upon exercise are subject to compliance with all applicable requirements of U.S. federal, state, local or foreign law with respect to such securities. The Option may not be exercised if the issuance of Shares upon exercise would violate any applicable laws or regulations, or any requirement of any stock exchange or market system upon which the Shares may then be listed. In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act of 1933 (the “Securities Act”) shall at the time of exercise of the Option be in effect with respect to the Shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the Shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE EMPLOYEE IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. ACCORDINGLY, THE EMPLOYEE MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS THEN EXERCISABLE. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any Shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of the Option, the Company may require the Employee to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

                    3.6          Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.

4.          NONTRANSFERABILITY OF THE OPTION.

     During the lifetime of the Employee, the Option shall be exercisable only by the Employee or the Employee’s guardian, legal representative or attorney-in-fact. The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Employee or the Employee’s beneficiary, except transfer by will or by the laws of descent and distribution. Following the death of the Employee, to the extent provided in Section 6 of this Agreement, the Option may be exercised by the Employee’s legal representative or by any person empowered to do so under the deceased Employee’s will or under the then-applicable laws of descent and distribution.

5.          TERMINATION OF THE OPTION.

     The Option shall terminate and may no longer be exercised after the first to occur of (a) the close of business at the Company’s principal executive office on the Option Expiration Date, (b) in the event of termination of the Employee’s employment or other service with the Company (such employment or other service with the Company referred to hereafter as “Service”), the date specified in Section 6 of this Agreement, or (c) the occurrence of an event described in Section 9.2 of this Agreement to the extent determined by the Company.

6.          EFFECT OF TERMINATION OF SERVICE.

          6.1          Option Exercisability. The Option shall terminate immediately upon the Employee’s termination of Service with the Company and its affiliates to the extent that it is not exercisable on the date such Service terminates. To the extent the Option is exercisable on the date such Service terminates, whether or not such portion of the Option shall continue to be exercisable after such termination shall be determined in accordance with the remaining provisions of this Section 6.

                    (a)          Disability. If the Employee’s Service terminates because of the Employee’s Disability (as defined below), (i) the portion of the Option that is not then exercisable shall terminate immediately, and (ii) the portion of the Option that is then exercisable shall remain exercisable during the six-month period following such termination of Service, but in no event beyond the Expiration Date of the Option. Unless sooner terminated, any remaining unexercised portion of the Option shall terminate upon the expiration of such six-month period. For purposes of this Agreement, “Disability” means the inability of the Employee to perform in all material respects the Employee’s duties and responsibilities to the Company, or any affiliate of the Company, by reason of a physical or mental disability or infirmity which inability is reasonably expected to be permanent and has continued (i) for a period of six consecutive months or (ii) such shorter period as the Company may reasonably determine in good faith. The Disability determination shall be in the sole discretion of the Company and the Employee (or the Employee’s representative) shall furnish the Company with medical evidence documenting the Employee’s disability or infirmity which is satisfactory to the Company.

                    (b)          Death. If the Employee’s Service terminates because of the death of the Employee, (i) the portion of the Option that is not then exercisable shall terminate immediately, and (ii) the portion of the Option that is then exercisable shall remain exercisable, by the Employee’s legal representative or other person who acquired the right to exercise the Option by reason of the Employee’s death, during the six-month period following such termination of Service, but in no event beyond the Expiration Date of the Option. Unless sooner terminated, any remaining unexercised portion of the Option shall terminate upon the expiration of such six-month period.

                    (c)          No-Fault Termination. If the Employee’s Service terminates because of a No-Fault Termination, (i) the portion of the Option that is not then exercisable shall terminate immediately, and (ii) the portion of the Option that is then exercisable shall remain exercisable during the 30-day period following such termination of Service, but in no event beyond the Expiration Date of the Option. Unless sooner terminated, any remaining unexercised portion of the Option shall terminate upon the expiration of such 30-day period. “No-Fault Termination” means the termination of the Employee’s Service for any reason (other than Disability or death) based on (i) the constructive dismissal of the Employee; (ii) the early or compulsory retirement of the Employee in terms of the rules of any relevant Company or affiliate retirement fund; (iii) the operational requirements of the Company or its affiliate or (iv) termination by mutual agreement. No-Fault Termination shall not include any voluntary termination of Service by the Employee other than for the reasons described in clauses (i) through (iv) of the preceding sentence or any termination of the Employee’s Service due to the Employee’s misconduct or other misdemeanor.

          6.2          Other Termination of Service. If the Employee’s Service terminates for any reason, except Disability, death, or No-Fault Termination, the Option shall terminate on the date the Employee’s Service terminates.

7.          RIGHTS AS A STOCKHOLDER, DIRECTOR, EMPLOYEE OR CONSULTANT.

     The Employee shall have no rights as a stockholder with respect to any Shares covered by the Option until the date of the issuance of the Shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company). No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the Shares are issued. The Employee understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between the Company or an affiliate and the Employee, the Employee’s employment is “at will” and is for no specified term. Nothing in this Agreement shall confer upon the Employee any right to continue in the Service of the Company or an affiliate or interfere in any way with any right of the Company or an affiliate to terminate the Employee’s service as a director, an employee or consultant, as the case may be, at any time.

8.          LEGENDS.

     The Company may at any time place legends referencing any restrictions on transfer and any applicable U.S. federal, state, or foreign securities law restrictions on all certificates representing Shares subject to the provisions of this Agreement. The Employee shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to the Option in the possession of the Employee in order to carry out the provisions of this Section.

9.          ADJUSTMENTS FOR CORPORATE TRANSACTIONS AND OTHER EVENTS.

         9.1         Stock Dividend, Stock Split and Reverse Stock Split. In the event of a stock dividend of, or stock split or reverse stock split affecting, the common stock of the Company, the number of shares covered by and the exercise price and other terms of the Option, shall, without further action of the Board of Directors of the Company, be adjusted to reflect such event. The Company may make adjustments, in its discretion, to address the treatment of fractional shares and fractional cents that arise with respect to adjustment of the Option as a result of the stock dividend, stock split or reverse stock split.

          9.2          Significant Corporate Transaction. In the event of a significant corporate transaction such as a sale of voting stock, merger, sale of substantial assets, or other similar corporate event involving the Company, the Company may, but shall not be obligated to, (A) cancel the Option for fair value (as determined in the sole discretion of the Company) which may, but need not be, equal to the excess, if any, of the value of the consideration to be paid in such corporate transaction to holders of the same number of Shares subject to the unexercised Option (or, if no consideration is paid in any such transaction, the Fair Market Value of the Shares subject to such Option) over the aggregate exercise price of the Option or (B) provide for the issuance of substitute options that will substantially preserve the otherwise applicable terms of the Option as determined by the Company in its sole discretion or (C) provide that for a period of at least 15 days prior to the consummation of such corporate transaction, the Option shall be exercisable as to all shares subject thereto and that upon the consummation of such corporate transaction, the Option shall terminate and be of no further force and effect. The Company may treat the portion of the Option that is exercisable as of the date of the corporate transaction differently than the unexercisable portion and, in this regard, may cause the unexercisable portion of the Option to be canceled without consideration as of or immediately before the effective time of the transaction in its sole discretion.

          9.3          Unusual or Nonrecurring Events. The Company is authorized to make, in its discretion and without the Employee’s consent, adjustments in the terms and conditions of the Option in recognition of unusual or nonrecurring events affecting the Company, or the financial statements of the Company or any affiliate, or of changes in applicable laws, regulations, or accounting principles, whenever the Company determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under this Agreement.

10.          INVESTMENT REPRESENTATIONS.

          10.1          The Employee represents, warrants and covenants that:

                    (a)          Any Shares purchased upon exercise of this Option shall be acquired for the Employee’s account for investment only and not with a view to, or for sale in connection with, any distribution of the Shares in violation of the Securities Act or any rule or regulation under the Securities Act, and that the Employee will not distribute the same in violation of any state or federal law or regulation.

                    (b)          The Employee has had such opportunity as the Employee deemed adequate to obtain from representatives of the Company such information as is necessary to permit the Employee to evaluate the merits and risks of the Employee’s investment in the Company.

                    (c)          The Employee is able to bear the economic risk of holding Shares acquired pursuant to the exercise of this Option for an indefinite period.

                    (d)          The Employee understands that (i) the Shares acquired pursuant to the exercise of this Option will not be registered under the Securities Act or under the securities laws of any state and are “restricted securities” within the meaning of Rule 144 under the

Securities Act; (ii) such Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act, and such registration or qualification as may be necessary under the securities laws of any state, or an exemption from registration is then available; and (iii) there is as of the date of this Agreement no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any Shares acquired pursuant to the exercise of this Option under the Securities Act.

     By making payment upon exercise of this Option, the Employee shall be deemed to have reaffirmed, as of the date of such payment, the representations made in this Section 10.

11.          MISCELLANEOUS PROVISIONS.

          11.1          Reservation of Shares. The Company will reserve and set apart and have at all times, free from preemptive rights, a number of authorized but unissued Shares deliverable upon the exercise of this Option sufficient to enable it at any time to fulfill all its obligations hereunder.

          11.2          Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

          11.3          Binding Effect; Parties; Entire Agreement. Subject to the restrictions on transfer set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns. This Agreement is between the Employee and the Company. This Agreement shall constitute the entire understanding and agreement of the Employee and the Company with respect to the subject matter contained in this Agreement and supersedes any prior agreements, understandings, restrictions, representations, or warranties among the Employee and the Company with respect to such subject matter. To the extent contemplated in this Agreement, the provisions of this Agreement shall survive any exercise of the Option and shall remain in full force and effect.

          11.4          Termination or Amendment. The Company may terminate, amend or suspend the Option at any time; provided, however, that except as provided in Section 9 of this Agreement, no such termination or amendment may adversely affect the Option or any unexercised portion of the Option without the consent of the Employee unless such termination or amendment is necessary to comply with any applicable law or government regulation. No amendment or addition to this Agreement shall be effective unless in writing.

          11.5          Delivery of Documents and Notices. Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (except to the extent that this Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, upon electronic delivery at the e-mail address, if any, provided for the Employee by the Company, or, upon deposit with an internationally recognized overnight courier service with postage and fees prepaid, addressed to the other party at the address of such party set forth in this Agreement or at such other address as such party may designate in writing from time to time to the other party.

                    (a)          Description of Electronic Delivery. The Agreement and any reports of the Company provided generally to the Company’s stockholders may be delivered to the Employee electronically. In addition, if permitted by the Company, the Employee may deliver electronically the Exercise Notice called for by Section 3 of this Agreement to the Company or to such third party as the Company may designate from time to time. Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the internet site of a third party involved in administering the Agreement, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

                    (b)          Consent to Electronic Delivery. The Employee consents to the electronic delivery of this Agreement and any reports of the Company provided generally to the Company’s stockholders and, if permitted by the Company, the electronic delivery of the Exercise Notice. The Employee acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Employee by contacting the Company by telephone or in writing. The Employee further acknowledges that the Employee will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails. Similarly, the Employee understands that the Employee must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails. The Employee may revoke his or her consent to the electronic delivery of documents or may change the electronic mail address to which such documents are to be delivered (if Employee has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail. Finally, the Employee understands that he or she is not required to consent to electronic delivery of documents.

          11.6          Applicable Law. This Agreement shall be governed by the laws of the State of Florida as such laws are applied to agreements between Florida residents entered into and to be performed entirely within the State of Florida.

          11.7          Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          11.8          No Future Entitlement. By execution of this Agreement, Employee acknowledges and agrees that: (i) the grant of an Option is a one-time benefit which does not create any contractual or other right to receive future grants of Options, or compensation in lieu of Options; (ii) all determinations with respect to any such future grants, including, but not limited to, the times when Options shall be granted, the maximum number of Shares subject to each Option and the Exercise Price, will be at the sole discretion of the Company; (iii) the value of the Option is outside the scope of Employee’s employment contract; (iv) the value of the Option is not part of normal or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (v) the vesting of the Option ceases upon termination of Service with the Company or transfer of employment from the Company, or other cessation of eligibility for any reason, except as may otherwise be explicitly provided this Agreement; (vi) if the underlying stock does not increase in value, this Option will have no value, nor does the

Company guarantee any future value; and (vii) no claim or entitlement to compensation or damages arises if the Option does not increase in value and Employee irrevocably releases the Company from any such claim that does arise. Neither this Agreement nor any provision thereunder shall be construed so as to grant the Employee any right to remain in the Service of the Company.

          11.9          Personal Data. For the exclusive purpose of implementing, administering and managing the Option, Employee, by execution of this Agreement, consents to the collection, receipt, use, retention and transfer, in electronic or other form, of his or her personal data by and among the Company and its third party vendors. Employee understands that personal data (including but not limited to, name, home address, telephone number, employee number, employment status, social security number, tax identification number, job and payroll location, data for tax withholding purposes and Shares awarded, cancelled, exercised, vested and unvested) may be transferred to third parties assisting in the implementation, administration and management of the Option and Employee expressly authorizes such transfer as well as the retention, use, and the subsequent transfer of the data by the recipient(s). Employee understands that these recipients may be located in Employee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than Employee’s country. Employee understands that data will be held only as long as is necessary to implement, administer and manage the Option. Employee understands that he or she may, at any time, request a list with the names and addresses of any potential recipients of the personal data, view data, request additional information about the storage and processing of data, require any necessary amendments to data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Company’s legal department representative. Employee understands, however, that refusing or withdrawing his or her consent may affect his or her ability to accept an Option.

          11.10          The Company’s Rights. The existence of the Option shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stocks with preference ahead of or convertible into, or otherwise affecting the Shares or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of the Company's assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

NET 1 UEPS TECHNOLOGIES, INC.	DAVID A. SCHWARZBACH

By: /s/ Dr. Serge C.P. Belamant	/s/ David A. Schwartzbach
Signature
Its: Chief Executive Officer	1/10/2006

Date
Address: President Place	P O Box 2163, Menlo Park, CA, 94026

4th Floor	Address
Johannesburg 2196
South Africa

Employee: ___________________________
Nonstatutory Stock Option
Date: ___________________________

STOCK OPTION EXERCISE NOTICE

Net 1 UEPS Technologies, Inc.
Attention: Chief Financial Officer
President Place
4th Floor
Johannesburg 2196
South Africa

Ladies and Gentlemen:

1.

Option. I was granted an option (the "Option") to purchase shares of the common stock (the "Shares") of Net 1 UEPS Technologies, Inc. (the "Company") pursuant to my Stock Option Agreement (the "Agreement") as follows:

	Date of Grant:	January 9, 2006

	Number of Option Shares:	200,000

	Exercise Price per Share:	US$ 30.71

2.	Exercise of Option. I hereby elect to exercise the Option to purchase the following number of Shares in accordance with the Agreement:

Total Shares Purchased:

	Total Exercise Price (Total Shares X Price per Share)	US$

3.	Payments. I enclose payment in full of the total exercise price for the Shares in the following form(s), as authorized by my Agreement:

	☐ Cash:	US$

	☐ Check:	US$

	☐ Tender of Company Stock:	Contact Company

	☐ Promissory Note:	Contact Company

4.

Tax and Social Insurance Withholding. I authorize payroll withholding and otherwise will make adequate provision for the federal, state, local and foreign tax and social insurance withholding obligations of the Company, if any, in connection with the Option. I enclose payment in full of my withholding taxes, if any, as follows:

(Contact Company for amount of tax due.)

	☐ Cash:	US$

	☐ Check:	US$

5.	Employee Information.

My address is:

My Tax Identification Number is:

6.

Binding Effect. I agree that the Shares are being acquired in accordance with and subject to the terms, provisions and conditions of the Agreement, to all of which I hereby expressly assent. This Agreement shall inure to the benefit of and be binding upon my heirs, executors, administrators, successors and assigns.

I understand that I am purchasing the Shares pursuant to the terms of my Agreement, a copy of which I have received and carefully read and understand.

Very truly yours,

(Signature)

Receipt of the above is hereby acknowledged.

NET 1 UEPS TECHNOLOGIES, INC.

By: _______________________________

Title: _______________________________

Dated: _______________________________